Exhibit 99.1
Great Western Bancorp, Inc. Announces Earnings for Fourth Quarter & Full Fiscal Year 2020
Highlights for the Fourth Quarter of Fiscal Year 2020 (all quarterly comparisons in this document refer to the third quarter of fiscal year 2020, except as noted)
•Net income of $11.1 million, or $0.20 per diluted share, compared to net income of $5.4 million, or $0.10 per diluted share
•Net interest income of $107.5 million, compared to $107.9 million, with net interest margin 1 of 3.51%, down from 3.57%
•Noninterest loss of $4.0 million, compared to a loss of $11.7 million
•Average net loans of $10.02 billion, flat with prior quarter
•Average deposits of $11.03 billion, an increase of $0.21 billion
•Allowance for loan and lease losses of 1.49% of total loans, up 5 basis points; net chargeoffs of $15.1 million and 0.59% of average total loans (annualized), up $5.7 million and 22 basis points, respectively
•Capital ratios increased to 11.8% and 13.3% for Tier 1 and total capital, respectively, and 11.0% for common equity tier one capital
•The Company's Board of Directors declared a quarterly dividend of $0.01 per share
Sioux Falls, SD - October 28, 2020 - Great Western Bancorp, Inc. (NYSE: GWB) today reported net income of $11.1 million, or $0.20 per diluted share, for the fourth quarter of fiscal year 2020, compared to net income of $5.4 million, or $0.10 per diluted share, for the third quarter of fiscal year 2020. Net loss for fiscal year 2020 was $680.8 million, or $12.24 per diluted share. Adjusted net income 2 which excludes the COVID-19 pandemic impact on goodwill, certain intangible assets and credit and other related charges, was $88.9 million, or $1.60 per diluted share, compared to net income of $167.4 million, or $2.92 per diluted share for fiscal year 2019.
"This quarter's results bring to a close what has been a challenging fiscal year," said Mark Borrecco, President and Chief Executive Officer. "Our underlying earnings were again offset with increased credit charges and costs from strategic actions to improve the position of the bank. This includes the closure of our Wichita LPO, a reduction of FTEs to align with current market conditions, payoff of $205.0 million in FHLB borrowings to right-size the balance sheet and improve future earnings, and a commitment to a new platform to support our small business initiative. Asset quality continues to be our primary focus resulting in higher frequency monitoring and proactive issue identification. We used a third party to complete a supplemental review of critical areas of the loan portfolio this quarter, confirming the risk ratings of our portfolio. As a result of the actions we have taken, including the dividend reductions, we saw an improvement of our capital ratios as we remain above well-capitalized regulatory limits."
"The COVID-19 pandemic is still running its course, and the uncertainty of its continued impact on the economy and on families and individuals is not something we are taking lightly. As we work through these difficult times, we continue to seek to make conservative decisions as we pivot and optimize our resources in this time of disruption. I continue to be proud of the contributions made by our employees as we maintain our focus on serving our customers and supporting our communities."
Impact and Response to COVID-19 Pandemic
Through this time of disruption we remain committed to keeping our employees safe and our bank running effectively to serve our customers. We have reopened all of our branches and are continuing shut down protocols according to CDC guidelines when we become aware of a possible close contact scenario, and a majority of our employees who can work outside of our offices are doing so. Social distancing, restrictions on in-person meetings and conferences, company travel restrictions and increased sanitary protocols all remain in place and are all intended to offer the best protection for our employees and customers and enhance our ability to provide our banking services. We are supporting our employees with paid time off, work from home flexibility and paid time for volunteering. Finally, we supported the Paycheck Protection Program, having provided $727.3 million in loans to over 4,800 customers, improved engagement with customers in impacted segments, and remained committed to working with customers for solutions as we transition through loan deferral expirations and new requests.
Net Interest Income and Net Interest Margin 1
Net interest income was $107.5 million for the quarter, a decrease of $0.3 million, or 0.3%, from the prior quarter. Interest income was lower by $3.0 million as a result of decreases in loan interest of $1.8 million and securities interest of $1.2 million, primarily as a result of repricing in a lower rate environment. The decrease in interest income was offset with a $2.7 million reduction in interest expense as a result of a $2.2 million decrease in deposit interest due to lower rates on interest-bearing deposits combined with time deposit runoff, and a $0.5 million decrease in interest as a result of a reduction in higher interest borrowings.
1 All references to net interest income and net interest margin are presented on a fully-tax equivalent basis unless otherwise noted.
2 This is a non-GAAP financial measure management believes is helpful to understanding trends in business that may not be fully apparent based only on the most comparable GAAP financial measure. Further information on this financial measure and a reconciliation to the most comparable GAAP financial measure is provided at the end of this release.
1-

Exhibit 99.1
Net interest margin was 3.51% for the quarter, a decrease of 6 basis points from the prior quarter. Adjusted net interest margin 2, which adjusts for the realized gain (loss) on interest rate swaps, was 3.40% for the quarter, a decrease of 7 basis points from the prior quarter. Net interest margin declined a net 16 basis points as yields on the securities and loan portfolios decreased 27 and 12 basis points, respectively, due to renewing volumes impacted by a lower repricing environment, combined with a benefit from PPP loan income and lower nonaccrual interest reversals. Offsetting that impact was a 7 basis point lift from a 24% decrease in deposit yields by 9 basis points from lower offering rates and improved mix. In addition, there was a 2 basis point lift from reduced borrowings, including the nominal yield impact resulting from the payoff of $205 million in higher interest FHLB borrowings offset with a reduction in securities and cash late in the quarter.
Noninterest Income
Noninterest income items resulted in a $4.0 million loss for the quarter, compared to a loss of $11.7 million for the prior quarter. Service charges and other fee income increased $1.7 million with a rebound in transaction activity, mortgage banking income increased $1.4 million on stronger origination demand, and wealth management revenue remained flat compared to the prior quarter.
As part of the reduction in higher interest FHLB borrowings, a $7.6 million prepayment charge was recognized in other noninterest expense, which was offset with a sale in investment securities which resulted in a $7.9 million realized gain.
Noninterest income items related to loans carried at fair value this quarter include an $8.0 million charge for a classified loan sold in September, $4.3 million charge for credit risk and swap break fees for a loan moved to substandard, and a $12.5 million charge for credit risk on the remaining fair value portfolio based on updated default risk assumptions. In addition, the interest rate cost on total swap derivatives for the quarter was $3.5 million, compared to $3.0 million for the prior quarter.
Noninterest Expense
Total noninterest expense was $74.9 million for the quarter, an increase of $7.9 million from the prior quarter. This quarter included a $7.6 million expense related to the early payment of FHLB borrowings, $2.0 million expense related to the completion of the FDIC loss-sharing agreement, which ended June 4, 2020, and net credit related charges of $3.4 million related to OREO and unfunded commitment reserves, along with approximately $1.8 million in severances, closure costs for the Wichita LPO and consulting costs.
The efficiency ratio1 was 72.1% for the quarter, compared to 69.4% for the prior quarter.
Provision for Loan and Lease Losses and Asset Quality
The ALLL to total loans increased to 1.49% as of September 30, 2020 from 1.44% as of June 30, 2020, an increase of 5 basis points from the prior quarter. Excluding PPP loans the ratio was 1.60%. Provision for loan and lease losses was $16.9 million, a decrease of $4.8 million, with the quarterly provision related to increased specific reserves on a number of loans moved to substandard in the quarter. Net charge-offs were $15.1 million, or 0.59% of average total loans (annualized) for the quarter, up $5.7 million and 22 basis points from the prior quarter, respectively. Charge-offs were related to a dairy facility, a health care facility and various other loans charged off in the quarter.
Included within total loans are approximately $655.2 million of loans with maturities greater than 5 years that use derivatives to manage a fixed rate structure for the customer and for which management has elected the fair value accounting option. These loans are excluded from the ALLL process, but management has estimated that approximately $30.5 million of the fair value adjustment for these loans relates to credit risk, or 0.30% of total loans. In addition, total purchase discount remaining on all acquired loans equates to 0.08% of total loans.
Loans graded "Substandard" or worse were $769.5 million for the quarter, an increase of $66.7 million from the prior quarter. The increase was primarily due to the downgrade of a dairy relationship, a number of hotel loans and various other commercial and agriculture loans that deteriorated in the quarter, partially offset with the sale of a health care facility loan in September. Nonaccrual loans were $324.9 million for the quarter, or 3.22% of total loans, an increase of $50.5 million from the prior quarter, or 2.66% of total loans. The increase was largely due to one dairy relationship. Watch loans were $982.8 million for the quarter, an increase of $505.7 million. The increase was primarily a result of $230.0 million in hotels & resorts, $109.0 million in healthcare and $75.0 million in other CRE relationships moving to Watch, reflecting the current operating environment. The Watch category will be retired for the December 2020 quarter and replaced with the Special Mention category to better align to peers. Total other repossessed property balances were $20.0 million for the quarter, an increase of $0.8 million from the prior quarter.
2-

Exhibit 99.1
Beginning with the third fiscal quarter of 2020, we ceased separating credit-related charges between those related or unrelated to the COVID-19 pandemic as it has become more difficult to attribute losses caused or not caused by the pandemic as it continues. A summary of total credit-related charges incurred during the current and comparable twelve month periods and current, previous and comparable quarters is presented below:

GREAT WESTERN BANCORP, INC.
Summary of Credit-Related Charges (Unaudited)

		For the twelve months ended:		For the three months ended:
Item	Included within F/S Line Item(s):	September 30, 2020	September 30, 2019	September 30, 2020	June 30, 2020	September 30, 2019
		(dollars in thousands)
Charges unrelated to COVID-19 pandemic
Provision for loan and lease losses	Provision for loan and lease losses	$58,680	$40,947	$16,853	$21,641	$1,982
Net other repossessed property charges	Net loss on repossessed property and other related expenses	9,544	4,367	4,350	2,475	305
Net reversal (recovery) of interest income on nonaccrual loans	Interest income on loans	4,894	312	730	1,070	(157)
Increase (decrease) in unfunded commitment reserve	Other noninterest expense	1,495	—	(920)	2,215	—
Net credit loss on derivatives	Net realized and unrealized loss on derivatives	2,952	—	1,243	1,709	—
Loan fair value adjustment related to credit	Net decrease in fair value of loans at fair value	52,256	7,664	23,407	23,292	2,085
Subtotal charges unrelated to COVID-19 pandemic		$129,821	$53,290	$45,663	$52,402	$4,215

Charges related to COVID-19 pandemic
Provision for loan and lease losses	Provision for loan and lease losses	$59,712	$—	$—	$—	$—
Net other repossessed property charges	Net loss on repossessed property and other related expenses	3,314	—	—	—	—
Net reversal (recovery) of interest income on nonaccrual loans	Interest income on loans	—	—	—	—	—
Increase (decrease) in unfunded commitment reserve	Other noninterest expense	444	—	—	—	—
Net credit loss on derivatives	Net realized and unrealized loss on derivatives	—	—	—	—	—
Loan fair value adjustment related to credit	Net decrease in fair value of loans at fair value	7,100	—	—	—	—
Subtotal charges related to COVID-19 pandemic		70,570	—	—	—	—
Total credit-related charges		$200,391	$53,290	$45,663	$52,402	$4,215
We continue to evaluate the impact of COVID-19 on our loan portfolio. Industries such as hotels & resorts, restaurants, oil & energy, retail malls, airlines and healthcare have experienced significant revenue loss due to COVID-19. Within our portfolio we have identified the following segments with elevated risk: hotels & resorts with $1.21 billion, or 12.0% of total loans, restaurants with $156.5 million, or 1.6% of total loans, arts and entertainment with $130.3 million, or 1.3% of total loans, senior care with $330.7 million, or 3.3% of total loans, and skilled nursing with $250.9 million, or 2.5% of total loans, for a total exposure of $2.07 billion, or 20.7% of total loans. Loan exposure in such other identified industries is either immaterial or has not shown general distress thus far. Loan deferrals related to COVID-19 relief have declined from 17.7% of loans excluding PPP in the prior quarter to 2.0% this quarter. At this time it is difficult to determine ultimate impact upon our portfolio, but we are of the view the credit-related adjustments reflect the best estimate of incurred losses in our portfolio as of September 30, 2020.
Loans and Deposits
Total loans outstanding were $10.08 billion as of September 30, 2020, a decrease of $0.24 billion from the prior quarter. The decrease in loans during the quarter was mainly attributable to the agriculture segment of the portfolio, which decreased $0.09 billion, the CRE segment, which decreased $0.08 billion, and the commercial non-real estate segment, which decreased $0.05 billion. The decline in the loan balances was driven by the exit of a large commercial non-real estate facility, progress in deleveraging of agriculture and commercial problem loans in workout, an acceleration of paydowns in commercial and consumer HELOC balances and a decrease in new volume originations due to softer demand.
Total deposits were $11.01 billion as of September 30, 2020, a decrease of $0.14 billion from the prior quarter, due to a continued decrease in time deposits by $0.10 billion and a decrease of $0.09 billion for brokered funds and public deposits, offset with a net increase in checking and savings balances of $0.05 billion.
Capital
Tier 1 and total capital ratios were 11.8% and 13.3%, respectively, as of September 30, 2020, compared to 11.3% and 12.9% as of June 30, 2020. The common equity tier 1 capital ratio and tier 1 leverage ratio were 11.0% and 9.4%, respectively, as of September 30, 2020, compared to 10.6% and 9.3% as of June 30, 2020. All regulatory capital ratios remain above regulatory minimums to be considered "well capitalized" and above internal thresholds, which are in excess of regulatory minimums.
3-

Exhibit 99.1
On October 28, 2020, the Company's Board of Directors declared a dividend of $0.01 per common share payable on November 27, 2020 to stockholders of record as of close of business on November 12, 2020. The aggregate dividend payment will be approximately $0.6 million.
Provision for Income Taxes
The benefit from income taxes for the quarter ended September 30, 2020 was $0.9 million, compared to a provision for income taxes of $0.5 million for the prior quarter, reflecting an adjustment to the expected tax liability due to lower taxable income realized in the fiscal year.
Conference Call
Great Western Bancorp, Inc. will host a conference call to discuss its financial results for the fourth quarter of fiscal year 2020 on Wednesday, October 28, 2020 at 7:30 AM (CT). The call can be accessed by dialing (855) 238-8837 approximately 10 minutes prior to the start time. Please ask to be joined into the Great Western Bancorp, Inc. (GWB) call. International callers should dial (412) 542-4114. The call will also be broadcast live over the Internet and can be accessed in the Investor Relations section of Great Western’s website at www.greatwesternbank.com. A replay will be available beginning one hour following the conference call and ending on November 11, 2020. To access the replay, dial (877) 344-7529 (U.S.) and use conference ID 10149074 International callers should dial (412) 317-0088 and enter the same conference ID number.
About Great Western Bancorp, Inc.
Great Western Bancorp, Inc. is the holding company for Great Western Bank, a full-service regional bank focused on relationship-based business and agribusiness banking. Great Western Bank offers small and mid-sized businesses a focused suite of financial products and a range of deposit and loan products to retail customers through several channels, including the branch network, online banking system, mobile banking applications and customer care centers. The bank services its customers through more than 170 branches in nine states: Arizona, Colorado, Iowa, Kansas, Minnesota, Missouri, Nebraska, North Dakota and South Dakota. To learn more about Great Western Bank visit www.greatwesternbank.com.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements about Great Western Bancorp, Inc.’s expectations, beliefs, plans, strategies, predictions, forecasts, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “anticipates,” “believes,” “can,” “could,” “may,” “predicts,” “potential,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “views,” “intends” and similar words or phrases. In particular, the statements included in this press release concerning Great Western Bancorp, Inc.’s expected performance and strategy, strategies for managing troubled loans, the impact on the business arising from the COVID-19 pandemic and the interest rate environment are not historical facts and are forward-looking. Accordingly, the forward-looking statements in this press release are only predictions and involve estimates, known and unknown risks, assumptions and uncertainties that could cause actual results to differ materially from those expressed. All forward-looking statements are necessarily only estimates of future results, and there can be no assurance that actual results will not differ materially from expectations, and, therefore, you are cautioned not to place undue reliance on such statements. Any forward-looking statements are qualified in their entirety by reference to the factors discussed in the sections titled “Item 1A. Risk Factors” and "Cautionary Note Regarding Forward-Looking Statements" in Great Western Bancorp, Inc.’s Annual Report on Form 10-K for the most recently ended fiscal year, Form 10-Q for the quarters ended June 30, 2020, March 31, 2020 and December 31, 2019 and in other periodic filings with the Securities and Exchange Commission. Further, any forward-looking statement speaks only as of the date on which it is made, and Great Western Bancorp, Inc. undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

4-

Exhibit 99.1

GREAT WESTERN BANCORP, INC.
Consolidated Financial Data (Unaudited)

	At and for the twelve months ended:		At and for the three months ended:
	September 30, 2020	September 30, 2019	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019
	(dollars in thousands, except share and per share amounts)
Operating Data:
Interest income (FTE)	$499,718	$548,760	$118,429	$121,472	$126,757	$133,060	$140,257
Interest expense	74,147	122,209	10,903	13,620	23,260	26,364	32,061
Noninterest income	17	60,732	(3,950)	(11,683)	(83)	15,733	15,023
Noninterest expense	1,007,368	224,898	74,936	67,049	808,453	56,930	55,212
Provision for loan and lease losses	118,392	40,947	16,853	21,641	71,795	8,103	1,982
Net income	(680,808)	167,365	11,136	5,400	(740,618)	43,274	50,285
Adjusted net income ¹	$88,890	$167,365	$11,136	$5,400	$29,080	$43,274	$50,285
Common shares outstanding	55,014,189	56,283,659	55,014,189	55,014,047	55,013,928	56,382,915	56,283,659
Weighted average diluted common shares outstanding	55,612,251	57,257,061	55,164,548	55,145,619	55,906,002	56,457,967	56,804,172
Earnings per common share - diluted	$(12.24)	$2.92	$0.20	$0.10	$(13.25)	$0.77	$0.89
Adjusted earnings per common share - diluted ¹	$1.60	$2.92	$0.20	$0.10	$0.52	$0.77	$0.89
Performance Ratios:
Net interest margin (FTE) ¹ ²	3.59%	3.74%	3.51%	3.57%	3.59%	3.68%	3.70%
Adjusted net interest margin (FTE) ¹ ²	3.51%	3.74%	3.40%	3.47%	3.55%	3.65%	3.69%
Return on average total assets ²	(5.32)%	1.33%	0.35%	0.17%	(23.16)%	1.34%	1.55%
Return on average common equity ²	(44.2)%	9.1%	3.8%	1.9%	(155.3)%	9.0%	10.6%
Return on average tangible common equity ¹ ²	2.9%	15.3%	3.9%	2.0%	(9.3)%	15.0%	17.6%
Efficiency ratio ¹	61.9%	45.8%	72.1%	69.4%	63.5%	46.2%	44.5%
Capital:
Tier 1 capital ratio	11.8%	11.7%	11.8%	11.3%	11.3%	12.0%	11.7%
Total capital ratio	13.3%	12.7%	13.3%	12.9%	12.9%	13.0%	12.7%
Tier 1 leverage ratio	9.4%	10.1%	9.4%	9.3%	9.2%	10.4%	10.1%
Common equity tier 1 ratio	11.0%	11.0%	11.0%	10.6%	10.6%	11.3%	11.0%
Tangible common equity / tangible assets ¹	9.2%	9.6%	9.2%	8.9%	9.3%	9.7%	9.6%
Book value per share - GAAP	$21.14	$33.76	$21.14	$21.10	$20.97	$34.06	$33.76
Tangible book value per share ¹	$21.03	$20.52	$21.03	$20.98	$20.84	$20.77	$20.52
Asset Quality:
Nonaccrual loans	$324,946	$107,191	$324,946	$274,475	$213,075	$156,113	$107,191
Other repossessed property	$20,034	$36,764	$20,034	$19,231	$27,289	$39,490	$36,764
Nonaccrual loans / total loans	3.22%	1.10%	3.22%	2.66%	2.20%	1.62%	1.10%
Net charge-offs (recoveries)	$39,279	$34,713	$15,124	$9,433	$8,626	$6,096	$7,754
Net charge-offs (recoveries) / average total loans ²	0.40%	0.36%	0.59%	0.37%	0.36%	0.25%	0.31%
Allowance for loan and lease losses / total loans	1.49%	0.73%	1.49%	1.44%	1.40%	0.76%	0.73%
Watch-rated loans	$982,841	$405,549	$982,841	$477,128	$420,252	$416,259	$405,549
Substandard or worse loans	$769,515	$478,717	$769,515	$702,795	$629,327	$640,501	$478,717

[1] This is a non-GAAP financial measure management believes is helpful to interpreting our financial results. See the tables at the end of this document for the calculation of the measure and reconciliation to the most comparable GAAP measure.

[2] Annualized for all partial-year periods.

5-

Exhibit 99.1

GREAT WESTERN BANCORP, INC.
Consolidated Income Statement (Unaudited)

	At and for the twelve months ended:		At and for the three months ended:
	September 30, 2020	September 30, 2019	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019
	(dollars in thousands)
Interest income
Loans	$449,536	$498,935	$107,522	$109,227	$113,356	$119,431	$126,779
Investment securities	42,653	41,510	9,294	10,532	11,329	11,498	10,935
Federal funds sold and other	1,383	2,472	105	112	558	608	1,056
Total interest income	493,572	542,917	116,921	119,871	125,243	131,537	138,770
Interest expense
Deposits	58,603	106,718	7,785	10,011	18,867	21,940	27,211
FHLB advances and other borrowings	11,028	9,951	2,221	2,539	3,155	3,113	3,487
Subordinated debentures and subordinated notes payable	4,516	5,540	897	1,070	1,238	1,311	1,363
Total interest expense	74,147	122,209	10,903	13,620	23,260	26,364	32,061
Net interest income	419,425	420,708	106,018	106,251	101,983	105,173	106,709
Provision for loan and lease losses	118,392	40,947	16,853	21,641	71,795	8,103	1,982
Net interest income after provision for loan and lease losses	301,033	379,761	89,165	84,610	30,188	97,070	104,727
Noninterest income
Service charges and other fees	37,741	43,893	9,413	7,731	9,188	11,409	11,674
Wealth management fees	11,772	8,914	2,913	2,773	3,122	2,964	2,322
Mortgage banking income, net	8,959	4,848	3,780	2,422	1,145	1,612	1,482
Net gain (loss) on sale of securities	7,890	(178)	7,890	—	—	—	13
Net (decrease) increase in fair value of loans at fair value	(32,529)	61,412	(31,019)	(22,118)	35,541	(14,933)	11,749
Net realized and unrealized (loss) gain on derivatives	(38,439)	(63,444)	1,940	(3,681)	(50,214)	13,516	(13,191)
Other	4,623	5,287	1,133	1,190	1,135	1,165	974
Total noninterest income (loss)	17	60,732	(3,950)	(11,683)	(83)	15,733	15,023
Noninterest expense
Salaries and employee benefits	149,441	136,305	37,182	39,042	37,312	35,905	33,099
Data processing and communication	24,455	24,077	6,742	5,817	6,123	5,773	6,602
Occupancy and equipment	21,273	20,784	5,332	5,251	5,597	5,093	5,185
Professional fees	21,961	14,579	5,552	7,382	5,263	3,764	3,398
Advertising	3,396	4,493	823	750	958	865	1,194
Net loss on repossessed property and other related expenses	12,858	4,367	4,350	2,475	5,691	342	305
Goodwill and intangible assets impairment	742,352	—	—	—	742,352	—	—
Other	31,632	20,293	14,955	6,332	5,157	5,188	5,429
Total noninterest expense	1,007,368	224,898	74,936	67,049	808,453	56,930	55,212
(Loss) income before income taxes	(706,318)	215,595	10,279	5,878	(778,348)	55,873	64,538
(Benefit from) provision for income taxes	(25,510)	48,230	(857)	478	(37,730)	12,599	14,253
Net (loss) income	$(680,808)	$167,365	$11,136	$5,400	$(740,618)	$43,274	$50,285

6-

Exhibit 99.1

GREAT WESTERN BANCORP, INC.
Summarized Consolidated Balance Sheet (Unaudited)

	As of
	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019
	(dollars in thousands)
Assets
Cash and cash equivalents	$432,887	$311,585	$347,486	$247,421	$243,474
Investment securities	1,774,626	1,972,626	1,990,027	1,904,291	1,783,208
Total loans	10,076,142	10,313,999	9,693,295	9,626,224	9,706,763
Allowance for loan and lease losses	(149,887)	(148,158)	(135,950)	(72,781)	(70,774)
Loans, net	9,926,255	10,165,841	9,557,345	9,553,443	9,635,989
Goodwill	—	—	—	740,562	739,023
Other assets	470,671	484,276	492,950	405,948	386,607
Total assets	$12,604,439	$12,934,328	$12,387,808	$12,851,665	$12,788,301
Liabilities and stockholders' equity
Noninterest-bearing deposits	$2,586,743	$2,592,376	$1,973,629	$2,029,872	$1,956,025
Interest-bearing deposits	8,422,036	8,558,238	8,205,486	8,058,656	8,344,314
Total deposits	11,008,779	11,150,614	10,179,115	10,088,528	10,300,339
Securities sold under agreements to repurchase	65,506	70,362	64,809	66,289	68,992
FHLB advances and other borrowings	195,000	355,000	800,000	575,000	340,000
Other liabilities	172,221	197,708	190,420	201,179	178,721
Total liabilities	11,441,506	11,773,684	11,234,344	10,930,996	10,888,052
Stockholders' equity	1,162,933	1,160,644	1,153,464	1,920,669	1,900,249
Total liabilities and stockholders' equity	$12,604,439	$12,934,328	$12,387,808	$12,851,665	$12,788,301

GREAT WESTERN BANCORP, INC.
Loan Portfolio Summary (Unaudited)

	As of					Fiscal year-to-date:
	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019	Change ($)	Change (%)
	(dollars in thousands)
Construction and development	$415,440	$407,024	$434,264	$496,156	$463,757	$(48,317)	(10.4)%
Owner-occupied CRE	1,411,894	1,436,615	1,414,476	1,380,773	1,411,199	695	—%
Non-owner-occupied CRE	2,910,965	2,965,971	2,910,516	2,827,484	2,853,131	57,834	2.0%
Multifamily residential real estate	536,642	545,883	463,563	380,301	364,323	172,319	47.3%
Commercial real estate	5,274,941	5,355,493	5,222,819	5,084,714	5,092,410	182,531	3.6%
Agriculture	1,724,350	1,815,121	1,881,792	1,980,678	2,008,644	(284,294)	(14.2)%
Commercial non-real estate	2,181,656	2,226,759	1,699,197	1,676,426	1,719,956	461,700	26.8%
Residential real estate	830,102	862,821	820,759	811,735	812,208	17,894	2.2%
Consumer	63,206	61,452	52,640	50,697	51,925	11,281	21.7%
Other ¹	37,347	34,713	39,908	46,875	47,541	(10,194)	(21.4)%
Total unpaid principal balance	10,111,602	10,356,359	9,717,115	9,651,125	9,732,684	378,918	3.9%
Less: Unamortized discount on acquired loans and unearned net deferred fees and costs and loans in process	(35,460)	(42,360)	(23,820)	(24,901)	(25,921)	(9,539)	36.8%
Total loans	$10,076,142	$10,313,999	$9,693,295	$9,626,224	$9,706,763	$369,379	3.8%
[1] Other loans primarily include consumer and commercial credit cards, customer deposit account overdrafts, and lease receivables.

7-

Exhibit 99.1

GREAT WESTERN BANCORP, INC.
Net Interest Margin (FTE) (Unaudited)

	Three Months Ended
	September 30, 2020			June 30, 2020			September 30, 2019
	Average Balance	Interest (FTE)	Yield / Cost ¹	Average Balance	Interest (FTE)	Yield / Cost ¹	Average Balance	Interest (FTE)	Yield / Cost ¹
	(dollars in thousands)
Assets
Interest-bearing bank deposits ²	$167,048	$105	0.25%	$144,805	$112	0.31%	$39,617	$1,056	10.58%
Investment securities	1,992,448	9,294	1.86%	1,987,648	10,532	2.13%	1,822,670	10,935	2.38%
Non-ASC 310-30 loans, net ³	9,977,591	107,813	4.30%	9,974,802	109,326	4.41%	9,693,395	126,410	5.17%
ASC 310-30 loans, net	47,006	1,217	10.30%	49,250	1,502	12.27%	54,141	1,856	13.60%
Loans, net	10,024,597	109,030	4.33%	10,024,052	110,828	4.45%	9,747,536	128,266	5.22%
Total interest-earning assets	12,184,093	118,429	3.87%	12,156,505	121,472	4.02%	11,609,823	140,257	4.79%
Noninterest-earning assets	610,228			598,159			1,238,412
Total assets	$12,794,321	$118,429	3.68%	$12,754,664	$121,472	3.83%	$12,848,235	$140,257	4.33%
Liabilities and Stockholders' Equity
Noninterest-bearing deposits	$2,575,732			$2,414,567			$1,903,177
Interest-bearing deposits	7,079,302	$4,534	0.25%	6,974,915	$5,604	0.32%	6,241,782	$17,211	1.09%
Time deposits	1,371,589	3,251	0.94%	1,430,246	4,407	1.24%	2,054,370	10,000	1.93%
Total deposits	11,026,623	7,785	0.28%	10,819,728	10,011	0.37%	10,199,329	27,211	1.06%
Securities sold under agreements to repurchase	73,451	18	0.10%	64,645	15	0.09%	62,302	40	0.25%
FHLB advances and other borrowings	315,641	2,203	2.78%	500,248	2,524	2.03%	512,924	3,447	2.67%
Subordinated debentures and subordinated notes payable	108,812	897	3.28%	108,766	1,070	3.96%	108,622	1,363	4.98%
Total borrowings	497,904	3,118	2.49%	673,659	3,609	2.15%	683,848	4,850	2.81%
Total interest-bearing liabilities	11,524,527	$10,903	0.38%	11,493,387	$13,620	0.48%	10,883,177	$32,061	1.17%
Noninterest-bearing liabilities	94,798			97,553			79,273
Stockholders' equity	1,174,996			1,163,724			1,885,785
Total liabilities and stockholders' equity	$12,794,321			$12,754,664			$12,848,235
Net interest spread			3.30%			3.35%			3.16%
Net interest income and net interest margin (FTE)		$107,526	3.51%		$107,852	3.57%		$108,196	3.70%
Less: Tax equivalent adjustment		1,508			1,601			1,487
Net interest income and net interest margin - ties to Statements of Comprehensive Income		$106,018	3.46%		$106,251	3.52%		$106,709	3.65%
[1] Annualized for all partial-year periods.
[2] Interest income includes nominal and $0.7 million for the fourth quarter of fiscal years 2020 and 2019, respectively, resulting from interest earned on derivative collateral included in other assets on the consolidated balance sheets.

[3] Interest income includes $0.2 million and $0.3 million for the fourth quarter of fiscal years 2020 and 2019, respectively, resulting from accretion of purchase accounting discount associated with acquired loans.

8-

Exhibit 99.1

GREAT WESTERN BANCORP, INC.
Net Interest Margin (FTE) (Unaudited)

	Twelve Months Ended
	September 30, 2020			September 30, 2019
	Average Balance	Interest (FTE)	Yield / Cost	Average Balance	Interest (FTE)	Yield / Cost
	(dollars in thousands)
Assets
Interest-bearing bank deposits ¹	$100,385	$1,383	1.38%	$61,646	$2,472	4.01%
Investment securities	1,967,873	42,653	2.17%	1,681,185	41,510	2.47%
Non-ASC 310-30 loans, net ²	9,750,677	449,855	4.61%	9,610,956	496,753	5.17%
ASC 310-30 loans, net	49,731	5,827	11.72%	61,139	8,025	13.13%
Loans, net	9,800,408	455,682	4.65%	9,672,095	504,778	5.22%
Total interest-earning assets	11,868,666	499,718	4.21%	11,414,926	548,760	4.81%
Noninterest-earning assets	937,489			1,206,151
Total assets	$12,806,155	$499,718	3.90%	$12,621,077	$548,760	4.35%
Liabilities and Stockholders' Equity
Noninterest-bearing deposits	$2,227,518			$1,860,645
Interest-bearing deposits	6,708,650	$35,594	0.53%	6,286,878	$69,305	1.10%
Time deposits	1,584,191	23,009	1.45%	2,030,619	37,413	1.84%
Total deposits	10,520,359	58,603	0.56%	10,178,142	106,718	1.05%
Securities sold under agreements to repurchase	65,248	88	0.13%	66,485	180	0.27%
FHLB advances and other borrowings	473,689	10,940	2.31%	345,375	9,771	2.83%
Subordinated debentures and subordinated notes payable	108,739	4,516	4.15%	108,553	5,540	5.10%
Total borrowings	647,676	15,544	2.40%	520,413	15,491	2.98%
Total interest-bearing liabilities	11,168,035	$74,147	0.66%	10,698,555	$122,209	1.14%
Noninterest-bearing liabilities	96,806			75,045
Stockholders' equity	1,541,314			1,847,477
Total liabilities and stockholders' equity	$12,806,155			$12,621,077
Net interest spread			3.24%			3.21%
Net interest income and net interest margin (FTE)		$425,571	3.59%		$426,551	3.74%
Less: Tax equivalent adjustment		6,146			5,843
Net interest income and net interest margin - ties to Statements of Comprehensive Income		$419,425	3.53%		$420,708	3.69%
[1] Interest income includes $0.9 million and $0.7 million for the fiscal years 2020 and 2019, respectively, resulting from interest earned on derivative collateral included in other assets on the consolidated balance sheets.

[2] Interest income includes $1.4 million and $1.3 million for the fiscal years 2020 and 2019, respectively, resulting from accretion of purchase accounting discount associated with acquired loans.
Non-GAAP Financial Measures and Reconciliation
We rely on certain non-GAAP financial measures in making financial and operational decisions about our business. We believe that each of the non-GAAP financial measures presented is helpful in highlighting trends in our business, financial condition and results of operations which might not otherwise be apparent when relying solely on our financial results calculated in accordance with U.S. GAAP. We disclose net interest income and related ratios and analysis on a taxable-equivalent basis, which may also be considered non-GAAP financial measures. We believe this presentation to be the preferred industry measurement of net interest income as it provides a relevant comparison of net interest income arising from taxable and tax-exempt sources. In addition, certain performance measures, including the efficiency ratio and net interest margin utilize net interest income on a taxable-equivalent basis.
In particular, we evaluate our profitability and performance based on our adjusted net income, adjusted earnings per common share, tangible net income and return on average tangible common equity. Our adjusted net income and adjusted earnings per common share exclude the after-tax effect of items with a significant impact to net income that we do not believe to be recurring in nature, (e.g., one-time acquisition expenses as well as the COVID-19 impact on credit and other related charges and the impairment of goodwill and certain intangible assets). Our tangible net income and return on average tangible common equity exclude the effects of amortization expense relating to intangible assets and related tax effects from the acquisition of us by National Australia Bank Limited ("NAB") and our acquisitions of other institutions. We believe these measures help highlight trends associated with our financial condition and results of operations by providing net income and return information excluding significant nonrecurring items (for adjusted net income and adjusted earnings per common share) and based on our cash payments and receipts during the applicable period (for tangible net income and return on average tangible common equity).
9-

Exhibit 99.1
We also evaluate our profitability and performance based on our adjusted net interest income, adjusted net interest margin, adjusted interest income on non-ASC 310-30 loans and adjusted yield on non-ASC 310-30 loans. We adjust each of these four measures to include the current realized gain (loss) of derivatives we use to manage interest rate risk on certain of our loans, which we believe economically offsets the interest income earned on the loans. Similarly, we evaluate our operational efficiency based on our efficiency ratio, which excludes the effect of amortization of core deposit and other intangibles (a non-cash expense item) and includes the tax benefit associated with our tax-advantaged loans.
We evaluate our financial condition based on the ratio of our tangible common equity to our tangible assets and the ratio of our tangible common equity to common shares outstanding. Our calculation of this ratio excludes the effect of our goodwill and other intangible assets. We believe this measure is helpful in highlighting the common equity component of our capital and because of its focus by federal bank regulators when reviewing the health and strength of financial institutions in recent years and when considering regulatory approvals for certain actions, including capital actions. We also believe the ratio of our tangible common equity to common shares outstanding is helpful in understanding our stockholders’ relative ownership position as we undertake various actions to issue and retire common shares outstanding.
Reconciliations for each of these non-GAAP financial measures to the closest GAAP financial measures are included in the tables below. Each of the non-GAAP financial measures presented should be considered in context with our GAAP financial results included in this release.

GREAT WESTERN BANCORP, INC.
Reconciliation of Non-GAAP Measures (Unaudited)

	At and for the twelve months ended:		At and for the three months ended:
	September 30, 2020	September 30, 2019	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019
	(dollars in thousands except share and per share amounts)
Adjusted net income and adjusted earnings per common share:
Net (loss) income - GAAP	$(680,808)	$167,365	$11,136	$5,400	$(740,618)	$43,274	$50,285
Add: COVID-19 related impairment of goodwill and certain intangible assets, net of tax	713,013	—	—	—	713,013	—	—
Add: COVID-19 impact on credit and other related charges, net of tax	56,685	—	—	—	56,685	—	—
Adjusted net income	$88,890	$167,365	$11,136	$5,400	$29,080	$43,274	$50,285

Weighted average diluted common shares outstanding	55,612,251	57,257,061	55,164,548	55,145,619	55,906,002	56,457,967	56,804,172
Earnings per common share - diluted	$(12.24)	$2.92	$0.20	$0.10	$(13.25)	$0.77	$0.89
Adjusted earnings per common share - diluted	$1.60	$2.92	$0.20	$0.10	$0.52	$0.77	$0.89

Tangible net income and return on average tangible common equity:
Net (loss) income - GAAP	$(680,808)	$167,365	$11,136	$5,400	$(740,618)	$43,274	$50,285
Add: Amortization of intangible assets and COVID-19 related impairment of goodwill and certain intangible assets, net of tax	714,339	1,337	261	261	713,440	377	315
Tangible net income	$33,531	$168,702	$11,397	$5,661	$(27,178)	$43,651	$50,600

Average common equity	$1,541,314	$1,847,477	$1,174,996	$1,163,724	$1,918,035	$1,908,519	$1,885,785
Less: Average goodwill and other intangible assets	375,549	745,920	6,265	6,527	741,257	748,146	745,349
Average tangible common equity	$1,165,765	$1,101,557	$1,168,731	$1,157,197	$1,176,778	$1,160,373	$1,140,436

Return on average common equity *	(44.2)%	9.1%	3.8%	1.9%	(155.3)%	9.0%	10.6%
Return on average tangible common equity **	2.9%	15.3%	3.9%	2.0%	(9.3)%	15.0%	17.6%
* Calculated as net income - GAAP divided by average common equity. Annualized for partial-year periods.
** Calculated as tangible net income divided by average tangible common equity. Annualized for partial-year periods.

Adjusted net interest income and adjusted net interest margin (fully-tax equivalent basis):
Net interest income - GAAP	$419,425	$420,708	$106,018	$106,251	$101,983	$105,173	$106,709
Add: Tax equivalent adjustment	6,146	5,843	1,508	1,601	1,514	1,523	1,487
Net interest income (FTE)	425,571	426,551	107,526	107,852	103,497	106,696	108,196
Add: Current realized derivative gain (loss)	(8,721)	619	(3,541)	(3,040)	(1,250)	(890)	(127)
Adjusted net interest income (FTE)	$416,850	$427,170	$103,985	$104,812	$102,247	$105,806	$108,069

Average interest-earning assets	$11,868,666	$11,414,926	$12,184,093	$12,156,505	$11,590,453	$11,543,610	$11,609,823
Net interest margin (FTE) *	3.59%	3.74%	3.51%	3.57%	3.59%	3.68%	3.70%
Adjusted net interest margin (FTE) **	3.51%	3.74%	3.40%	3.47%	3.55%	3.65%	3.69%
* Calculated as net interest income (FTE) divided by average interest earning assets. Annualized for partial-year periods.
** Calculated as adjusted net interest income (FTE) divided by average interest earning assets. Annualized for partial-year periods.

10-

Exhibit 99.1

GREAT WESTERN BANCORP, INC.
Reconciliation of Non-GAAP Measures (Unaudited)

	At and for the twelve months ended:		At and for the three months ended:
	September 30, 2020	September 30, 2019	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019
	(dollars in thousands except share and per share amounts)
Adjusted interest income and adjusted yield (fully-tax equivalent basis), on non-ASC 310-30 loans:
Interest income - GAAP	$443,709	$490,910	$106,305	$107,725	$111,970	$117,709	$124,923
Add: Tax equivalent adjustment	6,146	5,843	1,508	1,601	1,514	1,523	1,487
Interest income (FTE)	449,855	496,753	107,813	109,326	113,484	119,232	126,410
Add: Current realized derivative gain (loss)	(8,721)	619	(3,541)	(3,040)	(1,250)	(890)	(127)
Adjusted interest income (FTE)	$441,134	$497,372	$104,272	$106,286	$112,234	$118,342	$126,283

Average non-ASC 310-30 loans	$9,750,677	$9,610,956	$9,977,591	$9,974,802	$9,496,153	$9,554,161	$9,693,395
Yield (FTE) *	4.61%	5.17%	4.30%	4.41%	4.81%	4.96%	5.17%
Adjusted yield (FTE) **	4.52%	5.18%	4.16%	4.29%	4.75%	4.93%	5.17%
* Calculated as interest income (FTE) divided by average loans. Annualized for partial-year periods.
** Calculated as adjusted interest income (FTE) divided by average loans. Annualized for partial-year periods.

Efficiency ratio:
Total revenue - GAAP	$419,442	$481,440	$102,068	$94,568	$101,900	$120,906	$121,732
Add: Tax equivalent adjustment	6,146	5,843	1,508	1,601	1,514	1,523	1,487
Total revenue (FTE)	$425,588	$487,283	$103,576	$96,169	$103,414	$122,429	$123,219

Noninterest expense	$1,007,368	$224,898	$74,936	$67,049	$808,453	$56,930	$55,212
Less: Amortization of intangible assets and COVID-19 related impairment of goodwill and certain intangible assets	743,745	1,538	261	278	742,779	427	366
Tangible noninterest expense	$263,623	$223,360	$74,675	$66,771	$65,674	$56,503	$54,846

Efficiency ratio *	61.9%	45.8%	72.1%	69.4%	63.5%	46.2%	44.5%
* Calculated as the ratio of tangible noninterest expense to total revenue (FTE).

Tangible common equity and tangible common equity to tangible assets:
Total stockholders' equity	$1,162,933	$1,900,249	$1,162,933	$1,160,644	$1,153,464	$1,920,669	$1,900,249
Less: Goodwill and other intangible assets	6,164	745,197	6,164	6,425	6,703	749,481	745,197
Tangible common equity	$1,156,769	$1,155,052	$1,156,769	$1,154,219	$1,146,761	$1,171,188	$1,155,052

Total assets	$12,604,439	$12,788,301	$12,604,439	$12,934,328	$12,387,808	$12,851,665	$12,788,301
Less: Goodwill and other intangible assets	6,164	745,197	6,164	6,425	6,703	749,481	745,197
Tangible assets	$12,598,275	$12,043,104	$12,598,275	$12,927,903	$12,381,105	$12,102,184	$12,043,104

Tangible common equity to tangible assets	9.2%	9.6%	9.2%	8.9%	9.3%	9.7%	9.6%

Tangible book value per share:
Total stockholders' equity	$1,162,933	$1,900,249	$1,162,933	$1,160,644	$1,153,464	$1,920,669	$1,900,249
Less: Goodwill and other intangible assets	6,164	745,197	6,164	6,425	6,703	749,481	745,197
Tangible common equity	$1,156,769	$1,155,052	$1,156,769	$1,154,219	$1,146,761	$1,171,188	$1,155,052

Common shares outstanding	55,014,189	56,283,659	55,014,189	55,014,047	55,013,928	56,382,915	56,283,659
Book value per share - GAAP	$21.14	$33.76	$21.14	$21.10	$20.97	$34.06	$33.76
Tangible book value per share	$21.03	$20.52	$21.03	$20.98	$20.84	$20.77	$20.52
GREAT WESTERN BANCORP, INC.
Media Contact:
Lexie Feterl, 605.978.5829
alexis.feterl@greatwesternbank.com
Investor Relations Contact:
Seth Artz, 605.988.9523
seth.artz@greatwesternbank.com
11-